EXECUTION VERSION
TRANSITION AGREEMENT AND RELEASE
This Transition Agreement and Release (“Agreement”) is entered into by and between Daniel D. Woodland (“Executive”) and Entegris, Inc., a Delaware corporation, with corporate headquarters located at 129 Concord Road, Billerica, Massachusetts 01821 (“Entegris” and, together with Executive, the “Parties”). It shall take effect as of the date hereof (the “Effective Date”).
RECITALS
WHEREAS, Executive currently serves as the Senior Vice President and President, Materials Solutions of Entegris pursuant to that certain Offer Letter Agreement, dated as of July 2, 2022, by and between Entegris and Executive (the “Offer Letter Agreement”); and
WHEREAS, the Parties each desire to enter into this Agreement to set forth the Parties’ agreement as to and in connection with Executive’s retirement from the Company.
NOW, THEREFORE, in consideration of the premises and the representations, covenants and obligations herein contained, the Company and Executive, intending to be legally bound, hereby agree as follows:
TERMS AND CONDITIONS
1.Retirement Date. Executive’s employment with the Company and each of its subsidiaries and affiliates within the meaning of Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Company Group”) shall cease by reason of Executive’s retirement effective as of June 1, 2026 (the “Retirement Date”).
2.Payments and Benefits.
(a)Contingent upon Executive’s timely execution of, and compliance with, the terms and conditions of this Agreement, Executive shall, through the Retirement Date (i) continue to be paid Executive’s current base salary ($575,000 per year), (ii) remain eligible to participate in the Company’s benefit plans and arrangements in which Executive currently participates, subject to the terms and conditions of each such plan or arrangement, and (iii) remain eligible to vest in Executive’s outstanding long-term equity incentive awards in accordance with the terms of such awards.
(b)Contingent upon (i) Executive’s timely execution of and compliance with the terms and conditions of this Agreement and timely execution and non-revocation of the Supplemental Release set forth on Exhibit A hereto, and (ii) Executive’s loyal and diligent best efforts at performing all assigned tasks until the Retirement Date, Entegris shall provide Executive with the following benefits:
I.Each of Executive’s annual long-term equity incentive awards granted in each of 2022, 2023, 2024 and 2025 shall continue to vest (and remain exercisable, as applicable) in accordance with the terms of the applicable RSU Award Agreements, PSU Award Agreements and Stock Option Award Agreements. Executive acknowledges and agrees that (x) Executive shall forfeit the long-term equity incentive awards granted to Executive in 2026 effective as of the Retirement Date, (y) Executive’s outstanding stock options granted in FY21 will remain exercisable in accordance with their terms until the earlier to occur of five years following the Retirement Date or the original expiration date applicable to such stock options, and (z) Executive’s outstanding stock options granted in FY23-25 will remain exercisable in accordance with their terms until the earlier to occur of four years following the Retirement Date or the original expiration date applicable to such stock options.
II.Entegris shall pay Executive a lump-sum cash payment in respect of Executive’s pro-rated annual cash bonus award in respect of the 2026 performance year at the actual level of attainment of the applicable performance metrics, which shall be paid to Executive at the same time as annual cash bonuses are paid to executives of the Company Group generally and, in all events, no later than March 15, 2027.
3.Release. In exchange for the benefits provided Executive under this Agreement, which Executive acknowledges that Executive would not otherwise be entitled, on Executive’s own behalf and on behalf of Executive’s heirs, executors, administrators, beneficiaries, fiduciaries, personal representatives, agents and assigns, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Entegris, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had from the beginning of time until the date that Executive signs this Agreement, whether known or unknown, of any kind or description, including without limitation any causes or actions, rights or claims in any way related to, connected with or arising out of Executive’s employment or termination of employment, including but not limited to any claims for discrimination, harassment, retaliation, wrongful discharge, failure to pay wages or any other violation of any law regulating employee rights, including without limitation, pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866; the Americans with Disabilities Act; the Family and Medical Leave Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, Section 211 of the Energy Reorganization Act, the Fair Labor Standards Act, the Equal Pay Act, the Older Workers Benefit Protection Act of 1990, the Employee Retirement Income Security Act of 1974, the Pregnancy Discrimination Act, the Equal

Pay Act of 1963, all as amended; all claims arising out of the Illinois Human Rights Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Union Employee Health and Benefits Protections Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Equal Pay Act, the Illinois Gender Violence Act, and the Illinois Biometric Information Privacy Act,, all as amended; as well as any claims under local statutes and ordinances that may be legally waived and released; including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) the fair employment practices statutes of the state or states in which Executive has provided services to Entegris or any predecessor corporation, or any other federal, state or local law, regulation or other requirement; as well as any and all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, retaliation, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in Entegris, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from Entegris (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.
Executive agrees that Executive has carefully considered the terms of this Agreement, including the release of claims set forth above, and that Executive voluntarily and knowingly enters into this Agreement.
This Agreement, including the release of claims set forth above, creates legally binding obligations and Entegris advises Executive to consult an attorney before signing this Agreement.
Executive acknowledges and understands that this is a General Release and by signing this Agreement, Executive is giving up Executive’s rights to file any claim in court, to have Executive’s claims heard by a jury or judge, and to seek and/or receive any form of compensation from any Released Party arising from Executive’s employment or separation from employment.
Executive further acknowledges that this Agreement does not waive, release or discharge Executive’s rights in connection with: (i) filing a charge, claim or complaint with the Equal Employment Opportunity Commission (EEOC), the Illinois Department of Human Rights (IDHR), the Illinois Human Rights Commission (IDHRC), or any other federal, state or local agency, (ii) participating in or cooperating with any investigation or proceeding conducted by, or communicating with, the EEOC, the IDHR, the IDHRC or any other federal, state or local governmental agency, (iii) filing any claims that cannot be released or waived by law, such as unemployment benefits and workers compensation, (iv) Executive’s rights to enforce this Agreement, (v) any rights to vested benefits; and (vi) any claim for indemnification or defense from or through Entegris or its insurers, any applicable insurance policies or under applicable law, with respect to prior actions or inactions related to Executive’s duties for Entegris. By signing this release Executive acknowledges Executive is waiving any rights to any monetary recovery from any Released Party for any claims that may be waived; provided, however, that Executive acknowledges that nothing in this Agreement limits Executive’s right to receive an award from a government agency for information provided to such agency.
4.Acknowledgement of Full Payment; No Duplication of Benefits. Any outstanding business expenses must be submitted to the Chief Human Resources Officer of the Company no later than thirty (30) days following the Retirement Date, and shall be reimbursed through standard procedure, provided such expenses were appropriately incurred consistent with Company policy. Properly submitted expenses shall be paid regardless of whether Executive signs this release. Executive acknowledges and agrees that the payments of Executive’s regular base salary through Executive’s final date of employment and the payments provided under this Paragraph of this Agreement are in complete satisfaction of any and all compensation due to Executive from Entegris, whether for services provided to Entegris or otherwise, through Executive’s final date of employment and that, except as expressly provided under this Agreement, no further compensation is owed to Executive. Executive further acknowledges that the payments described in this paragraph shall be made whether or not Executive signs this Agreement.
5.Continuing Obligations. Executive acknowledges and reaffirms Executive’s confidentiality and non-disclosure obligations not to use or disclose any and all non-public information concerning Entegris that Executive acquired during the course of Executive’s employment with Entegris, including any non-public information concerning Entegris’ business affairs, business prospects, and financial condition, except as otherwise permitted by Paragraph 8 below.
For purposes of clarification, but not limitation, this means that Executive shall not disclose, through any medium, either orally or in writing, including, but not limited to, electronic mail, television or radio, computer networks or Internet bulletin boards, blogs, social media, such as Facebook, LinkedIn, or Twitter, or any other form of communication to any third party any and all information of Entegris and its affiliates that is not generally known to the public including, without limitation, all strategic business plans, marketing and sales data and information, all information relating to financial, technical, manufacturing, operations, product and systems matters, personnel matters obtained pursuant to Executive’s duties and responsibilities, as well as all information received by Entegris or any of its affiliates from customers or other third parties with any understanding, express or implied, that the information would not be disclosed.
Executive hereby reaffirms Executive’s obligations under the Restrictive Covenant Agreement included in Executive’s RSU Award Agreements, PSU Award Agreements and Stock Option Award Agreements and represents that Executive shall comply with the terms of such agreements.

6.Non-Admission. Nothing in this Agreement is intended to be nor shall it be used as an admission of liability by either party that there has been any violation of state or federal law, employment practice or any other matter.
7.Non-Disparagement. Executive agrees that, to the extent permitted by law and except as otherwise permitted by Paragraph 8 below, Executive shall not, in public or private, make any false, disparaging, derogatory or defamatory statements, whether in print, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of Entegris, regarding Entegris or any of the other Released Parties, or regarding Entegris’ business affairs, business prospects, or financial condition.
8.Scope of Non-Disclosure/Confidential Restrictions. Regardless of whether or not this Agreement becomes binding, nothing in this Agreement (or elsewhere) prohibits Executive from (i) communicating with any federal, state, or local governmental agencies about possible violations of federal, state, or local laws, otherwise providing information and/or testimony to government agencies, (ii) participating in or cooperating with any governmental agency investigations, inquiries, or proceedings, including the Department of Justice and Securities and Exchange Commission, (iii) voluntarily communicating with an attorney retained by Executive, (iv) asserting Executive’s legal rights before an administrative agency or court of law, (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Executive is entitled, or (vi) disclosing the underlying facts or circumstances relating to claims of discrimination against the Company or making truthful statements or disclosures related to unlawful discrimination, harassment or retaliation, or otherwise  discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Executive is not required to notify Entegris in advance of any such communications or cooperation; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through any communication that was subject to the attorney-client privilege. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.”

9.Return of Entegris Documents and Other Property. In signing this Agreement, Executive represents and warrants that, as of the Retirement Date, Executive shall return or has returned to Entegris any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to business of Entegris or any of its affiliates and all keys, access cards, credit cards, laptops, computer hardware and software, storage devices (flash drives, thumb drives, etc.), tablets, smartphones, telephones and telephone-related equipment and all other property of Entegris and its affiliates in Executive’s possession or control. Further, Executive represents and warrants that Executive shall not retain any copy of any documents, materials, or information of Entegris or any of its affiliates (whether in hardcopy, on electronic media or otherwise) after Executive’s termination date. Recognizing that Executive’s employment with Entegris will be ending, Executive agrees that Executive shall not, for any purpose, attempt to access or use any Entegris computer or computer network or system after the date of Executive’s termination from employment with Entegris. Further, Executive acknowledges that Executive has disclosed to Entegris (or shall do so prior to the date Executive’s employment terminates) all passwords necessary or desirable to enable Entegris to access all information which Executive has password-protected on any of its computer equipment or on its computer network or system.
10.Breach. In the event of a material breach of any of lawful provision of the Agreement by Executive, Entegris shall be entitled to cease making any payments described in Paragraph 2. Such a breach shall result in the disgorgement of the payments described in Paragraph 2 of this Agreement by Executive, in addition to any and all other rights or remedies Entegris may have at law or in equity
11.Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and may be pleaded as a full and complete defense to any action, suit, or proceeding relating to Executive’s employment with Entegris.
12.Other Provisions. A waiver of any breach of or failure to comply fully with any provision of this Agreement by either party shall not operate or be construed as a waiver of any subsequent breach thereof or failure to comply. If any portion or provision of this Agreement shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall not be affected, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. To avoid any possible misunderstanding, Entegris intends this Agreement to be a comprehensive statement of the terms of Executive’s separation. This Agreement supersedes any prior understanding or statement made to Executive by Entegris regarding arrangements with Entegris for the period after Executive’s separation. This Agreement may not be assigned by either party and shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates, successors, assigns, heirs, and representatives. Any modifications of the terms set forth in this Agreement must be in writing and signed by Executive and an authorized officer of Entegris. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

13.Entegris Affiliation. Executive agrees that, following the Retirement Date, Executive no longer holds any position with Entegris (whether as an employee, officer, or otherwise) and Executive shall not hold Executive out as an officer, employee, or otherwise as a representative of Entegris, and Executive agrees to update any directory information that indicates Executive is currently affiliated with Entegris.
14.Cooperation. Executive agrees that, to the extent permitted by law, Executive shall reasonably cooperate with Entegris in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against Entegris by a third party or by or on behalf of Entegris against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with Entegris’ counsel, at mutually agreed upon reasonable times and locations, to investigate or prepare Entegris’ claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration, or other proceeding and to act as a witness when requested by Entegris. Executive further agrees that, to the extent permitted by law, Executive shall notify Entegris promptly in the event that Executive is served with a subpoena (other than a subpoena issued by any federal, state or local governmental agency, or any self-regulatory agency), or in the event that Executive is asked to provide a third party (other than any federal, state or local governmental agency or self-regulatory agency) with information concerning any actual or potential complaint or claim against Entegris or any other Released Party. This provision, however, does not require Executive to contact Entegris regarding the subject matter of any such communications any federal, state, or local governmental agency, or any self-regulatory agency, before engaging in such communications.
15.Voluntary Assent. In signing this Agreement, Executive gives Entegris assurance that Executive has signed it voluntarily and with a full understanding of its terms; that Executive has had sufficient opportunity, before signing this Agreement, to consider its terms and has been advised by Entegris to consult with an attorney, if Executive wished to do so, and that, in signing this Agreement, Executive has not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.
16.Executed Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one agreement. Execution via Docusign or a similar service, or scanned image shall have the same force and effect as execution of an original, and an electronic or scanned image of a signature shall be deemed an original and valid signature.
17.Amendment; Waiver. This Agreement may not be modified or superseded by any other agreement between the Parties unless such agreement specifically and expressly states that it is intended to modify or supersede this Agreement by name. In the event any of the Parties hereto elects to waive a breach of this Agreement, the waiver must be in writing expressly stating that it is intended to operate as a waiver or modification of this

Agreement, and the waiver of any one such breach shall not act as a waiver of any subsequent breach.
18.Effect of Void Provision. If a Party successfully asserts that any provision in this Agreement is void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal, or unenforceable had not been contained herein; provided, however, that if any Party’s release of claims as set forth in Paragraph 3 is deemed unenforceable in whole or in part, such Party agrees to promptly execute a full and general release of claims that is enforceable to the fullest extent provided by law.
19.Withholdings. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold or by its policies it customarily withholds.
20.Successors and Assigns; Third-Party Beneficiaries. The Parties’ rights, obligations and agreements under this Agreement shall automatically inure to the benefit of and be binding on their parent, subsidiaries, affiliates, heirs, executors, legal representatives, successors and assigns without the need for further action by the Parties. All released parties are expressly intended to be third-party beneficiaries of this Agreement and it may be enforced by each of them.
21.Each Party the Drafter. This Agreement and the provisions contained herein will not be construed or interpreted for or against any Party to this Agreement because that Party drafted or caused that Party’s legal representative to draft any of its provisions.
22.Expiration of Supplemental Release. The Supplemental Release attached hereto as Exhibit A must be returned to Entegris no earlier than the Retirement Date but not later than twenty one (21) calendar days following the Retirement Date.
23.Arbitration.
(a)Agreement to Arbitrate. Except as provided below, Entegris and Executive mutually agree that all disputes between them of any kind or type whenever they may arise shall be submitted exclusively to final and binding arbitration as specified herein and, only to the extent this Agreement is silent upon a process, pursuant to the American Arbitration Association’s Employment Arbitration Rules (the “Employment Arbitration Rules”). A copy of the Employment Arbitration Rules is available from the American Arbitration Association (“AAA”) website: www.adr.org. Neither Entegris nor Executive may alter, modify, or cancel this Agreement unilaterally. Examples of claims subject to arbitration pursuant to this Agreement include, but are not limited to, claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement

Income Security Act, and claims under state and local law, including claims for workers’ compensation retaliatory discharge and claims under the any state or local minimum wage law, overtime law, wage payment law or sick leave law. Class action or collective action arbitration is not permitted under this Agreement. Entegris and Executive expressly agree to arbitrate any disputes on an individual basis only and not on a class or collective action basis.
This agreement to arbitrate does not apply to claims for workers’ compensation benefits or unemployment benefits. This agreement to arbitrate does not apply to enforcement of any Restrictive Covenant Agreement. In order to ensure that employee benefit plan claims procedures comply fully with Department of Labor regulations (for example, 29 C.F.R. § 2560.503-1(c)(4)), this agreement to arbitrate also does not apply to claims arising under the Employee Retirement Income Security Act (“ERISA”). Disputes that may not be subject to a pre-dispute arbitration agreement, such as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203), also are excluded from the coverage of this Agreement.
This agreement to arbitrate does not prevent Executive from (i) reporting possible violations of federal or state law or regulation to any governmental agency or entity including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation; (ii) filing a charge of discrimination with the Equal Employment Opportunity Commission or a state administrative agency; (iii) cooperating with the Equal Employment Opportunity Commission or a state administrative agency in an investigation of alleged discrimination; or (iv) testifying in any cause of action when required to do so by law. However, except where prohibited by law, Executive waives any right to recover from Entegris any damages, attorneys’ fees, or other relief in any Claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on Executive’s behalf under the Age Discrimination In Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Americans With Disabilities Act, as amended, and under any Claim on Executive’s behalf under any other federal, state or local law unless such award is made by an arbitrator pursuant to the terms of this Agreement. Entegris and Executive recognize and agree that they are both engaged in interstate commerce and that their relationship involves interstate commerce and that, accordingly, the provisions of the Federal Arbitration Act (“FAA”), 9 U.S.C. §1 et. seq., apply to this Arbitration Agreement.
(b)Time for Filing. Any request to arbitrate any claims asserting any violation of local, state or federal statutes or regulations or ordinances must be submitted in writing to the AAA within the timeframes provided by the statute of limitations applicable to the particular claims submitted. Any failure to timely request arbitration shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration.
(c)Request for Arbitration. Prior to initiating arbitration pursuant to this Agreement, Entegris or Executive shall serve upon each other a Notice of Intent to Demand Arbitration which details the specific remedy sought, the factual and legal basis supporting the remedy sought. The arbitration shall take place in a major city within 150 miles of the Executive’s residence. In the event the party served with the Notice of Intent to Demand Arbitration (“Respondent”) does not agree to satisfy remedy described in the Notice of Intent to Demand Arbitration within five (5) business days, then Claimant shall file a Demand for Arbitration in accordance with the Employment Arbitration Rules with the AAA Case Management Center with responsibility for cases in the state in which Executive resides or through AAA’s website at: www.adr.org. Information on the AAA Case Management Centers and other information pertaining to case initiation can be found at www.adr.org or by contacting AAA by telephone at l-800-778-7879.
(d)Selection and Qualifications of Arbitrator. Arbitration under this Agreement shall be by one neutral arbitrator, who shall be a member in good standing admitted to practice law in at least one state and shall possess at least one of the minimum qualifications: (i) Society in Human Resource Management Certification (SHRM); (ii) a Masters’ Degree in Business Administration from an accredited United States college or university; (iii) at least seven years’ of full time employment experience working in a management, finance or human resources role in the semiconductor or life sciences industry; or (iv) a Certified Chamber Executive (CCE) awarded by the Association of Chamber of Commerce Executives. Such an arbitrator may be selected by the procedures for selection set forth in the Employment Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, if the Respondent chooses, arbitration shall be by a panel of three (3) neutral arbitrators each of whom is qualified in accordance with the Employment Arbitration Rules of the American Arbitration Association.
(e)Powers and Duties of Arbitrator. The Arbitrator shall have those powers and duties authorized by applicable statute, the Employment Arbitration Rules, and listed below. The Arbitrator shall have the power to rule on motions regarding the pleadings and discovery subject to the limitations contained herein. The Arbitrator shall have issued protective orders on the motion of any party or third- party witness. Such protective orders may include, but are not limited to, sealing the record of the arbitration in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award) to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.
The Arbitrator shall have the power to determine only the dispute submitted to him or her by Entegris or Executive. The dispute shall be identified with particularity in the Demand for Arbitration or in any counterclaims or answers thereto. Any dispute not identified in those pleadings is outside the scope of the Arbitrator’s jurisdiction. Any award in excess of the amount demanded in the Notice of Intent to Demand Arbitration served prior to the Demand for Arbitration is outside the scope of the Arbitrator’s authority. The Arbitrator shall not have any authority to hear claims on a class action or collective action basis and shall not have any authority to award relief to a class or collective group. The parties intend to waive their right to have claims heard on a class action or collective action basis to the fullest extent permitted by law.
The Arbitrator must entertain dispositive motions if filed by Entegris or Executive. The Arbitrator shall set appropriate deadlines for the submission of such dispositive motions and for the filing of any response thereto. Upon reaching a decision regarding the merits of the case, the Arbitrator shall issue a concise written opinion that explains the legal and factual basis for the decision and or award.
The Arbitrator shall have the sole and exclusive authority to decide questions regarding the enforceability of this Agreement, the arbitrability of a particular dispute, and the interpretation of terms of this Agreement or terms contained in the Employment Arbitration Rules, except the Arbitrator shall not have the authority to decide any dispute regarding the enforceability of the parties’ agreement not to arbitrate claims on a class or collective action basis. Only a court of competent jurisdiction may rule on the enforceability of the parties’ agreement to arbitrate exclusively on an individual basis and not on a class or collective action basis.
(f)Discovery. Entegris and Executive agree that discovery shall be limited as follows: (i) Each party shall take no more than four (4) depositions, none of which may last longer than six (6) hours and which cumulatively may last for no more than eighteen (18) hours; (ii) Each party shall serve no more than ten (10) written interrogatories upon the other party; and (iii) Each party shall serve no more than ten (10) requests to produce upon the other party. The Arbitrator may authorize additional discovery beyond the above-stated limits if, and only if, the party seeking additional discovery establishes by clear and convincing evidence that a full and fair exploration of the issues in dispute is not possible absent additional discovery, consistent with the expedited nature of arbitration. Any additional discovery ordered by the Arbitrator shall be narrowly tailored to permit no more discovery than has been shown to be necessary to permit a full and fair exploration of the issues in dispute.
(g)Fees and Costs. Arbitration administrative fees, arbitrator compensation, filing fees, hearing fees, postponement/cancellation fees, and hearing room rental fees shall be borne by the parties in accordance with the “employer-promulgated plans” provisions of the Employment Arbitration Rules.

Each party shall be responsible for its own attorneys’ fees, unless applicable law provides otherwise.
(h)Severability. If for any reason any portion of this Agreement shall be held invalid or unenforceable, this fact shall not affect the validity or enforceability of the remaining portions of this Agreement, except as follows. If either party files a dispute as a class or collective action, and if a court of competent jurisdiction determines that the parties’ agreement to arbitrate exclusively on an individual basis and not on a class/collective action basis is not enforceable, then: (1) the parties’ agreement to arbitrate exclusively on an individual basis and not on a class/collective action basis is not severable from the remainder of this Agreement; and (2) the class/collective action must be litigated in court and not arbitrated.
(i)Breach of The Agreement to Arbitrate. If either party fails to initiate arbitration and instead initiates a court lawsuit to resolve a claim covered by this Agreement, the arbitrator shall award the other party its attorneys’ fees and costs incurred in staying or dismissing the court action and compelling arbitration. The preceding sentence shall not apply to efforts by any party to seek a court ruling on the enforceability of the parties’ agreement to arbitrate claims on an individual basis and not on a class action or collective action basis.
(j)Miscellaneous. This Arbitration Clause constitutes the entire agreement between Entegris and Executive regarding the arbitration of claims between them and supersedes any prior oral or written agreement or representation regarding the resolution of claims. This Arbitration Clause may only be modified by a writing signed by both the Executive and the General Counsel of Entegris. Executive acknowledges and agrees that any change in Executive’s compensation, position or title shall not cause this Agreement to terminate and shall not change any of Executive’s obligations under this Arbitration Clause. No testimony given in conjunction with any arbitration may be used as the basis for a defamation claim. This Agreement may be assigned by the Company and shall bind and inure to the benefit of the Company’s affiliates, successors, assigns, heirs and representatives. The Executive may not assign this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below with the understanding it is to take effect when signed by both parties.

Date: May 9, 2026        /s/ Daniel D. Woodland
        Daniel D. Woodland

ENTEGRIS, INC.
Date: May 9, 2026        By    /s/ Sue Rice
Sue Rice
Senior Vice President, Global Human Resources and Corporate Communications

EXHIBIT A
SUPPLEMENTAL RELEASE AGREEMENT
By signing this Supplemental Release Agreement where indicated below, I acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Transition Agreement and Release, (the “Agreement”) that I entered into relating to my separation from employment with Entegris, Inc.(the “Company”), including but not limited to my full and binding release and waiver of all claims, from the beginning of time to the date I sign this Supplemental Release Agreement, against the Company or any of the Released Parties (as defined in the Agreement) under Paragraph 3 of the Agreement, to the greatest extent permitted under applicable law. I am also releasing all claims arising out of or relating to the Age Discrimination in Employment Act of 1967 (ADEA), and that I have been given at least 21 days to consider the release any claims related to the ADEA. Once this Supplemental Release Agreement is executed I understand that I may rescind this Supplemental Release Agreement, within seven (7) calendar days following the date of my signature. To be effective, any rescission within the relevant time periods must be in writing and delivered to Entegris in care of the General Counsel. If sent by mail, any rescission must be postmarked within the relevant time period, must be properly addressed, and must be sent by certified mail, return receipt requested. If I do not rescind this Agreement, then, at the expiration of such seven (7) day period, this Agreement shall take effect (the “Effective Date”) as a legally-binding agreement between me and Entegris on the basis set forth herein.
I acknowledge that I have been paid all wages due to me through the Retirement Date.
I understand and agree that, pursuant to the terms of the Agreement, I am only eligible to receive certain consideration described therein if I timely execute this Supplemental Release and otherwise satisfy all terms and conditions set forth in the Agreement. I further understand and acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled.
I agree that my signature below constitutes my certification that I have returned all documents and other items provided to me by the Company, developed or obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that I used in performing services for the Company. I understand that I am not to sign and return this Supplemental Release until my Retirement Date (as defined in the Agreement).
I HAVE READ THIS GENERAL RELEASE THOROUGHLY, UNDERSTAND ITS TERMS AND HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY. I UNDERSTAND THAT THIS SUPPLEMENTAL RELEASE IS A LEGAL DOCUMENT.
IN WITNESS WHEREOF, Executive has executed this Supplemental Release Agreement as of the date set forth below.
Date:
            Daniel D. Woodland

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